Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of Marshall Funds, Inc.:

We consent to the use of our report dated October 24, 2011, with respect to Large-Cap Value Fund, Large-Cap Growth Fund, Large-Cap Focus Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Lloyd George Emerging Markets Equity Fund (formerly Emerging Markets Equity Fund), Ultra Short Tax-Free Fund, Short-Term Income Fund, Short-Intermediate Bond Fund, Intermediate Tax-Free Fund, Government Income Fund, TCH Corporate Income Fund (formerly Corporate Income Fund), Aggregate Bond Fund, TCH Core Plus Bond Fund (formerly Core Plus Bond Fund), Government Money Market Fund, Tax-Free Money Market Fund, and Prime Money Market Fund, each a series of Marshall Funds, Inc., incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

December 29, 2011

Milwaukee, WI